                                                                 EXHIBIT 10 (h)




                                   BROAD INC.
                                   ----------

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      ------------------------------------

                                TABLE OF CONTENTS

Section                                                               Page
- -------                                                               ----

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .        1

     1.01.      "Account"  . . . . . . . . . . . . . . . . . .        1
     1.02.      "Act"  . . . . . . . . . . . . . . . . . . . .        1
     1.03.      "Anniversary Date" . . . . . . . . . . . . . .        1
     1.04.      "Beneficiary"  . . . . . . . . . . . . . . . .        1
     1.05.      "Benefit Agreement"  . . . . . . . . . . . . .        2
     1.06.      "Board of Directors" . . . . . . . . . . . . .        2
     1.07.      "Change in Control"  . . . . . . . . . . . . .        2
     1.08.      "Claims Coordinator" . . . . . . . . . . . . .        2
     1.09.      "Code" . . . . . . . . . . . . . . . . . . . .        2
     1.10.      "Committee"  . . . . . . . . . . . . . . . . .        2
     1.11.      "Company"  . . . . . . . . . . . . . . . . . .        3
     1.12.      "Covered Bonus"  . . . . . . . . . . . . . . .        3
     1.13.      "Covered Salary" . . . . . . . . . . . . . . .        3
     1.14.      "Deferral" . . . . . . . . . . . . . . . . . .        3
     1.15.      "Deferral Period"  . . . . . . . . . . . . . .        3
     1.16.      "Disability" . . . . . . . . . . . . . . . . .        3
     1.17.      "Disability Plan"  . . . . . . . . . . . . . .        3
     1.18.      "Early Retirement Date"  . . . . . . . . . . .        3
     1.19.      "Effective Date" . . . . . . . . . . . . . . .        4
     1.20.      "Employer" . . . . . . . . . . . . . . . . . .        4
     1.21.      "Executive"  . . . . . . . . . . . . . . . . .        4
     1.22.      "Leave"  . . . . . . . . . . . . . . . . . . .        4
     1.23.      "Minimum Annual Deferral"  . . . . . . . . . .        4
     1.24.      "Normal Retirement Date" . . . . . . . . . . .        4
     1.25.      "Participant"  . . . . . . . . . . . . . . . .        4
     1.26.      "Plan" . . . . . . . . . . . . . . . . . . . .        4
     1.27.      "Plan Interest Rate" . . . . . . . . . . . . .        4
     1.28.      "Plan Year"  . . . . . . . . . . . . . . . . .        5
     1.29.      "Post-Retirement Death Benefit"  . . . . . . .        5
     1.30.      "Pre-Retirement Death Benefit" . . . . . . . .        5
     1.31.      "Retirement Income Benefit"  . . . . . . . . .        5
     1.32.      "Total Deferral" . . . . . . . . . . . . . . .        5


2.   PARTICIPATION . . . . . . . . . . . . . . . . . . . . . .        6

     2.01.      Commencement of Deferral
                Period . . . . . . . . . . . . . . . . . . . .        6
     2.02.      Deferrals  . . . . . . . . . . . . . . . . . .        6
     2.03.      Election of Total Deferral . . . . . . . . . .        6
     2.04.      Annual Election  . . . . . . . . . . . . . . .        6
     2.05.      Change in Circumstances  . . . . . . . . . . .        7

                                       (i)

Section                                                               Page
- -------                                                               ----

3.   FUNDING OF BENEFITS . . . . . . . . . . . . . . . . . . .        8

     3.01.      Unfunded Plan  . . . . . . . . . . . . . . . .        8
     3.02.      No Employer Matching Contributions . . . . . .        8
     3.03.      Interest . . . . . . . . . . . . . . . . . . .        8


4.   CLAIMS PROCEDURE  . . . . . . . . . . . . . . . . . . . .        9

     4.01.      Benefit Claims Procedure . . . . . . . . . . .        9
     4.02.      Appeals Procedure  . . . . . . . . . . . . . .        9


5.   RETIREMENT INCOME BENEFITS  . . . . . . . . . . . . . . .        11

     5.01.      Normal Retirement Benefit  . . . . . . . . . .        11
     5.02.      Early Retirement Benefit . . . . . . . . . . .        11
     5.03.      Deferred Retirement Benefit  . . . . . . . . .        11
     5.04.      Termination Benefit  . . . . . . . . . . . . .        12
     5.05.      Disability . . . . . . . . . . . . . . . . . .        12
     5.06.      Hardship Withdrawal Benefit  . . . . . . . . .        13
     5.07.      Change in Control Benefit  . . . . . . . . . .        13


6.   PRE-RETIREMENT DEATH BENEFITS . . . . . . . . . . . . . .        14

     6.01.      Pre-Retirement Death Benefit . . . . . . . . .        14


7.   POST-RETIREMENT DEATH BENEFITS  . . . . . . . . . . . . .        15

     7.01.      Post-Retirement Death Benefit  . . . . . . . .        15


8.   VESTING OF BENEFITS . . . . . . . . . . . . . . . . . . .        16

     8.01.      Participant's Account  . . . . . . . . . . . .        16

                                      (ii)

Section                                                               Page
- -------                                                               ----

9.   ADDITIONAL PROVISIONS AFFECTING BENEFITS  . . . . . . . .        17

     9.01.      Benefit Agreement  . . . . . . . . . . . . . .        17
     9.02.      Leave of Absence . . . . . . . . . . . . . . .        17
     9.03.      Alternative Forms of Benefit . . . . . . . . .        17
     9.04.      Withholding  . . . . . . . . . . . . . . . . .        17


10.  ADMINISTRATION OF THE PLAN  . . . . . . . . . . . . . . .        18

     10.01.     Duties and Powers  . . . . . . . . . . . . . .        18
     10.02.     Conduct of Its Affairs . . . . . . . . . . . .        18
     10.03.     Allocation of Responsibilities . . . . . . . .        18
     10.04.     Expenses of the Committee  . . . . . . . . . .        18
     10.05.     Bonding and Compensation . . . . . . . . . . .        18
     10.06.     Information to be Submitted
                to the Committee . . . . . . . . . . . . . . .        18
     10.07.     Notices, Statements and
                Reports  . . . . . . . . . . . . . . . . . . .        19
     10.08.     Service of Process . . . . . . . . . . . . . .        19
     10.09.     Insurance  . . . . . . . . . . . . . . . . . .        19
     10.10.     Indemnity  . . . . . . . . . . . . . . . . . .        19


11.  AMENDMENT, SUSPENSION, AND TERMINATION  . . . . . . . . .        20

     11.01.     Right to Amend or Terminate  . . . . . . . . .        20
     11.02.     Right to Suspend . . . . . . . . . . . . . . .        20
     11.03.     Non-ERISA Plan . . . . . . . . . . . . . . . .        20
     11.04.     Right to Accelerate  . . . . . . . . . . . . .        20


12.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .        21

     12.01.     Right to Continued Employment  . . . . . . . .        21
     12.02.     Prohibition Against
                Alienation . . . . . . . . . . . . . . . . . .        21
     12.03.     Savings Clause . . . . . . . . . . . . . . . .        21
     12.04.     Payment of Benefit of
                Incompetent  . . . . . . . . . . . . . . . . .        21
     12.05.     Spouse's Interest  . . . . . . . . . . . . . .        21
     12.06.     Successors . . . . . . . . . . . . . . . . . .        21
     12.07.     Impact on Other Plans  . . . . . . . . . . . .        22
     12.08.     Gender, Tense and Headings . . . . . . . . . .        22

                                      (iii)

Section                                                               Page
- -------                                                               ----

13.  CONSTRUCTION  . . . . . . . . . . . . . . . . . . . . . .        23

     13.01.     Choice of Law  . . . . . . . . . . . . . . . .        23


                                      (iv)

                                   BROAD INC.

                      EXECUTIVE DEFERRED COMPENSATION PLAN


     BROAD INC., a California corporation (hereinafter referred to as the "Company"), hereby adopts the following Executive Deferred Compensation Plan (hereinafter referred to as the "Plan") effective as of October 1, 1989. The purpose of the Plan is to provide supplemental retirement income for certain Executives (hereinafter defined).

     It is intended that this Plan provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of the Act (hereinafter defined), and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of the Act.


                             SECTION 1.  DEFINITIONS


     The following words and terms as used herein shall, unless the context clearly requires a different meaning, have the respective meanings hereinafter set forth. Except as otherwise expressly provided, the masculine gender includes the feminine and the singular includes the plural.

     1.01. "Account" means the record maintained by the Committee of each Participant's Deferrals, credited interest and distributions under the Plan.

     1.02. "Act" means the Employee Retirement Income Security Act of 1974 (ERISA), as amended from time to time.

     1.03. "Anniversary Date" means any October 1 including or after the Effective Date.

     1.04. "Beneficiary" means the person, persons or entity designated in writing by the Participant on forms provided by the Committee to receive distribution of certain death benefits under the Plan in the event of the Participant's death. A Participant may change the designated Beneficiary from time to time by filing a new written designation with the Committee, and such designation shall be effective upon receipt by the Committee. The designation of a Beneficiary other than the Participant's spouse must be consented to in writing by the spouse. If a Participant has not designated a Beneficiary, or if a designated Beneficiary is not living or in existence at the time of a Participant's death, any death benefits payable under the Plan shall be paid to the

Participant's spouse, if then living, and if the Participant's spouse is not then living, to the Participant's estate.

     1.05.     "Benefit Agreement" means a benefit agreement described in
Section 9.01 relating to a Total Deferral commitment beginning in a specific Plan Year.

     1.06. "Board of Directors" means the Board of Directors of the Company, as defined in Section 1.11.

     1.07. "Change in Control" means, after the Effective Date, as defined in Section 1.19,

               (a) the acquisition by any person, entity or "group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) as beneficial owner, directly or indirectly, of securities of the Employer representing 25% or more of the combined voting power of the Employer's then outstanding securities;

               (b) a change, as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, of a majority of the Board of Directors as constituted immediately prior to the occurrence of such event, unless the election of each director who was not a director immediately prior to the occurrence of such event was approved by the vote of at least two-thirds of the directors then in office who were directors immediately prior to the occurrence of such event; or

               (c) the approval, by the shareholders of the Company, of an agreement providing for a transaction in which the Company will cease to be an independent publicly-owned company or for the exchange of at least a majority of the outstanding stock for cash or property or securities (other than common stock of the Company) or for the sale or other disposition of all or substantially all of the assets of the Company.

     1.08. "Claims Coordinator" means the individual(s) designated by the Committee to receive applications for benefits by participants or their beneficiaries.

     1.09. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.10. "Committee" means the Personnel, Compensation and Stock Option Committee of the Board of Directors or any successor thereof.

     1.11. "Company" means Broad Inc., a California corporation, its successors and assigns.

     1.12. "Covered Bonus" means the annual cash bonus payable in the current Plan Year.

     1.13. "Covered Salary" means annual base salary, excluding any bonus or other form of remuneration, payable in the current Plan Year.

     1.14. "Deferral" means the portion of a Participant's Covered Salary and/or Covered Bonus that has been deferred in accordance with Section 2.04. Deferral amounts are retained by the Employer as part of its general assets.

     1.15. "Deferral Period" means, initially, the five-year period beginning with the Effective Date and ending on September 30, 1994, and thereafter, a five-year period beginning on any Anniversary Date, assuming all prior deferrals have been satisfied.

     1.16. "Disability" means the inability, caused by disease or bodily injury and originating after his designation as a Participant, of an Executive to do substantially all the material duties of his regular job, which condition the Executive must suffer from continuously for a period of at least 6 months, except that

               (a) after such inability has continued for two years, such Executive shall be considered to be suffering Disability only if he cannot work for pay or profit at another job for which he is reasonably fitted by education, training or experience; and

               (b) such Executive shall be considered to be suffering Disability only for those periods during which he is not working for pay or profit.

          Disability specifically does not include intentional self-inflicted injury, war or any act incident to war, or service in the armed forces or any auxiliary civilian force of any country at war.

     1.17. "Disability Plan" means the insured long-term disability plan maintained by the Employer which covers the Participants in the Plan, or any successor disability plan.

     1.18. "Early Retirement Date" means the first day of the month coinciding with or next following the later of:

               (a)  Attainment of age 50;

               (b) Completion of all Total Deferred commitments under the Plan; and

               (c) Completion of ten (10) years of continuous employment with the Employer (including employment with its predecessor, Kaufman and Broad, Inc.).

     1.19.     "Effective Date" means October 1, 1989.

     1.20. "Employer" means the Company, and those of its subsidiaries and other corporations it controls that have been approved by the Board of Directors for inclusion in the Plan.

     1.21. "Executive" means a management or highly compensated employee of the Employer who has been specifically designated by the Board of Directors or the Committee as eligible to become a Plan Participant, such designation not having been revoked.

     1.22. "Leave" means any period during which an Executive who is employed by the Employer immediately prior to the commencement thereof is absent from the Employer pursuant to a leave of absence granted by the Employer.

     1.23. "Minimum Annual Deferral" means the minimum amount of Deferral that a Participant may make in any Plan Year under Section 2.04.

     1.24. "Normal Retirement Date" means the first day of the month coinciding with or next following the later of:

               (a)  Attainment of age 65; and

               (b)  Completion of all Total Deferral commitments under the Plan.

     1.25. "Participant" means an Executive who has made a written election to participate in the Plan in accordance with Section 2.01.

     1.26. "Plan" means the BROAD INC. EXECUTIVE DEFERRED COMPENSATION PLAN, as described herein and as hereafter amended.

     1.27. "Plan Interest Rate" for a Plan Year means the average of the Moody's Aaa Seasoned Corporate Bond Yield (which yield is published in Section H.15(519) of the Federal Reserve Statistical Release) for the 12 months preceding such Plan Year.

     1.28. "Plan Year" means the period beginning October 1 and ending September 30 of each year.

     1.29. "Post-Retirement Death Benefit" means the benefit payable to the Beneficiary of a Participant who dies after the commencement of his Retirement Income Benefit, as described in Section 7.01.

     1.30. "Pre-Retirement Death Benefit" means the benefit payable to the Beneficiary of a Participant who dies prior to the commencement of his Retirement Income Benefit, as described in Section 6.01.

     1.31. "Retirement Income Benefit" means the retirement benefit described in Section 5.

     1.32. "Total Deferral" means the total amount of Deferrals that a Participant commits to make during the Deferral Period under Section 2.03 with respect to a particular Benefit Agreement.

                            SECTION 2.  PARTICIPATION

     2.01. COMMENCEMENT OF DEFERRAL PERIOD. An Executive shall become a Participant hereunder upon execution by the Participant and the Committee of an initial Benefit Agreement. A Participant (with the consent of the Committee) who has satisfied all prior deferral commitments may enter into additional Benefit Agreements for Deferral Periods commencing in subsequent Plan Years. Each Benefit Agreement shall become effective on the next October 1 after execution, and shall contain the items described in this Section and in Section
9.01. Subject to Section 2.02, the elections made in a Benefit Agreement shall be irrevocable.

     2.02. DEFERRALS. A Participant may continue to make the Deferrals provided under Section 2.04 with respect to a specific Benefit Agreement until his designation as an Executive is revoked by the Board of Directors (in which event he shall be treated as a terminated Participant), he terminates employment with the Employer, he receives a hardship withdrawal before completing a total Deferral under his initial Benefit Agreement, or he has made the Total Deferral described in Section 2.03.

     2.03. ELECTION OF TOTAL DEFERRAL. The Participant shall elect the Total Deferral that he will make during the Deferral Period in his Benefit Agreement. Such Total Deferral shall be based on the Participant's selection of one of the three options set forth below and shall be between the minimum and maximum for such option (in $4,000 increments from the minimum) as follows:

                                                  Minimum        Maximum
                                                  -------        -------
               Option A                           $100,000       $200,000
               Option B                             40,000         80,000
               Option C                             20,000         40,000

     2.04. ANNUAL ELECTION. Participants may irrevocably elect in writing with respect to each Benefit Agreement to make a Deferral for a Plan Year in the Deferral Period in accordance with the following rules:

          (a) Each Participant shall make a Deferral for the first Plan Year of the respective Deferral Period equal to a minimum of 20% of his Total Deferral. The source of such Deferral shall be the Participant's Covered Bonus payable in such Plan Year and/or the Participant's Covered Salary for such Plan Year, as indicated by the Participant in his Benefit Agreement for such Deferral Period.

          (b) Each Participant may elect to make an annual Deferral for a subsequent Plan Year of the respective Deferral Period from his Covered Bonus and/or his Covered Salary payable in such Plan Year. Such election must be made on or before the September 30 preceding the Plan Year. If the Participant elects to make a Deferral, the amount of the annual Deferral shall be at least $20,000, $8,000 or $4,000 (the Minimum Annual Deferral under Options A, B and C, respectively), and not more than the amount needed to complete his Total Deferral.

          (c) Deferrals for a Plan Year shall be credited to Participants' Accounts as of the end of the month in which the Deferral is withheld from the Participant's Covered Bonus or Covered Salary.

     2.05. CHANGE IN CIRCUMSTANCES. A Participant who experiences an unanticipated substantial change in his financial situation may request that the Committee waive his obligation to make one or more Deferrals under the Plan.
The Committee shall establish a uniform set of rules, which shall be applied on a consistent basis to all Participants, in determining whether to grant or deny such requests. Among the factors the Committee shall consider are unanticipated changes in the Participant's family structure and unforeseen medical, educational and housing expenditures. No waiver shall apply to a Deferral election with respect to a Plan Year which has already commenced. Once such a waiver is granted, the Participant shall be treated as having satisfied those Deferrals which were waived. A Participant for whom a waiver was granted will not be precluded from entering into additional Benefit Agreements provided all prior deferral commitments either were satisfied or waived. In addition, such a Participant will not be precluded from making additional Deferrals during a Deferral Period in which a prior year's Deferral was waived.

                         SECTION 3.  FUNDING OF BENEFITS


     3.01. UNFUNDED PLAN. The Plan shall be unfunded. All benefits payable under the Plan shall be paid from the Employer's general assets. The Employer shall not be required to set aside or hold in trust any funds for the benefit of a Participant or Beneficiary, who shall have the status of a general unsecured creditor with respect to the Employer's obligation to make benefit payments pursuant to the Plan. Any assets of the Employer available to pay Plan benefits shall be subject to the claims of the Employer's general creditors and may be used by the Employer in its sole discretion for any purpose.

     3.02. NO EMPLOYER MATCHING CONTRIBUTIONS. No Employer matching contributions shall be permitted under the Plan.

     3.03. INTEREST. Except as otherwise provided, interest shall be credited to each Participant's Account quarterly during each Plan Year based upon the Plan Interest Rate in effect for such Plan Year for so long as there remains an Account balance.

                          SECTION 4.  CLAIMS PROCEDURE


     4.01. BENEFIT CLAIMS PROCEDURE. All applications for benefits under the Plan shall be submitted to the Claims Coordinator at the Employer's principal place of business. Applications for benefits must be in writing and must be signed by the Participant or, in the case of a Pre-Retirement or Post-Retirement Death Benefit, by the Beneficiary or legal representative of the deceased Participant. The Claims Coordinator reserves the right to require that the Participant furnish proof of his age prior to processing any application. Each application shall be acted upon and approved or disapproved within ninety
(90) days following its receipt by the Claims Coordinator. In the event any application for benefits is denied in whole or in part, the Claims Coordinator shall notify the applicant in writing of such denial and of his right to a review by the Committee and shall set forth, in a manner calculated to be understood by the applicant, specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his application, an explanation of why such material or information is necessary, and an explanation of the Plan's review procedure.

     4.02. APPEALS PROCEDURE. Any person or his duly authorized representative whose application for benefits is denied in whole or in part may appeal such denial to the Committee for a review of the decision by submitting to a Committee member within ninety (90) days after receiving written notice from the Committee of the denial of his claim a written statement

               (a) requesting a review by the Committee of his application for benefits;

               (b) setting forth all of the grounds upon which his request for review is based and any facts in support thereof; and

               (c) setting forth any issues or comments that the applicant deems pertinent to his application.

          The Committee shall regularly review appeals applications submitted to it. The Committee shall act upon each application within sixty (60) days after receipt of the applicant's request for review by the Committee.

          The Committee shall make a full and fair review of each such application and any written materials submitted by the applicant or the Employer in connection therewith and may require the Employer or the applicant to submit such additional facts, documents, or other evidence as the Committee in its sole discretion deems necessary or advisable in making such a review. On the basis of its review, the Committee shall make an independent determination of the applicant's eligibility for benefits under the Plan. The decision of the Committee on any application for benefits shall be final and conclusive upon all persons, if supported by substantial evidence in the record.

          In the event that the Committee denies an application in whole or in part, the Committee shall give written notice of the Committee's decision to the applicant setting forth, in a manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the pertinent Plan provisions on which the Committee's decision was based.

                     SECTION 5.  RETIREMENT INCOME BENEFITS


     5.01. NORMAL RETIREMENT BENEFIT. Each Participant who retires on his Normal Retirement Date shall be entitled to a Retirement Income Benefit commencing at Normal Retirement Date consisting of equal monthly payments over 10 or 15 years, as selected by the Participant in his Benefit Agreement. The amount of the monthly payments shall be calculated to pay out over the specified period the entire balance in the Participant's Account as of his Normal Retirement Date with interest credited quarterly on the declining balance at the Plan Interest Rate. The Participant's Account shall continue to be credited quarterly with interest at the Plan Interest Rate and charged with the monthly payments to the Participant. Because the Plan Interest Rate changes annually, the amount of the monthly payments to the Participant shall be adjusted on January 1 of each year, commencing January 1, 1991, to reflect changes in the Plan Interest Rate and other changes in the Participant's Account balance as of the immediately preceding Anniversary Date.

     5.02.     EARLY RETIREMENT BENEFIT.

               (a) A Participant who retires prior to his Normal Retirement Date, but on or after his Early Retirement Date, shall be entitled to a Retirement Income Benefit commencing on his Normal Retirement Date, determined in accordance with
                    Section 5.01.

               (b) In lieu of the Retirement Income Benefit described above, a Participant who retires prior to his Normal Retirement Date, but on or after his Early Retirement Date, may elect with the consent of the Committee at any time prior to his Normal Retirement Date to commence to receive on the first day of the month following his early retirement a Retirement Income Benefit determined in the manner set forth in Section 5.01, based upon the balance in his Account as of such date.

     5.03. DEFERRED RETIREMENT BENEFIT. A Participant who retires after his Normal Retirement Date shall be entitled to a Retirement Income Benefit commencing on the first day of the month following his actual retirement, determined in accordance with Section 5.01, using the balance in his Account as of his actual retirement date in lieu of the balance as of his Normal Retirement Date.

     5.04. TERMINATION BENEFIT. A Participant who terminates employment prior to his Early Retirement Date or who fails to make his Total Deferral without receiving a waiver from the Committee in accordance with Section 2.05 by the end of the Deferral Period shall be entitled to a termination benefit. The termination benefit shall be a lump-sum payment made within 120 days after the end of the Plan Year in which his employment terminates, equal to his Account balance as of the date of distribution including interest at the Plan Interest Rate for the period between the last quarterly interest adjustment, as described in Section 3.03, and the date of distribution. After a Participant has received a termination benefit under the Plan, neither the Participant nor his spouse or other Beneficiary shall be entitled to any further benefit hereunder.

     5.05.     DISABILITY.

               (a) A Participant who has suffered a Disability and is within the initial exclusion period under the Disability Plan and solely for that reason is not receiving benefits thereunder, or is receiving benefits under the Disability Plan, shall be deemed to be an Executive during such period and shall continue to be eligible for Retirement Income Benefits under
                    Section 5.01 without reduction and Pre-Retirement and Post-Retirement Death Benefits under Sections 6.01 and 7.01. If the period of Disability occurs within a Deferral Period, and the disabled Participant had not completed making his Total Deferrals prior to the period of Disability, he shall, at his election, be excused from making one additional Deferral under each applicable Benefit Agreement for each Plan Year of Disability, but no amounts shall be credited to his Account with respect to such excused Deferral(s). However, if he returns to employment within the Deferral Period, he may elect, upon his return, to make the Deferrals that were previously excused to the extent that the amount of such Deferrals does not exceed the amount of compensation which the Participant expects to receive but has not yet been paid during the remainder of the Plan Year.

               (b) With the approval of the Committee, the disabled Participant may withdraw his Account balance in a lump-sum. Such withdrawal shall render the disabled Participant, his spouse and his Beneficiary ineligible for further benefits hereunder.

     5.06. HARDSHIP WITHDRAWAL BENEFIT. At any time prior to the commencement of Retirement Income Benefits hereunder, a Participant may request the Committee to make a distribution to him from his Account balance in a lump-sum within 120 days. Such distribution shall be made only if the Committee determines that the Participant is suffering from a financial hardship that cannot be satisfied from his normal sources of income. In making this determination, the Committee shall utilize the regulations proposed or adopted by the Treasury pursuant to Section 401(k) of the Code. In addition, the following rules shall apply separately with respect to each of the Participant's Benefit Agreements:

               (a) If the hardship withdrawal is to be made prior to completion of his Total Deferral under his initial Benefit Agreement, the amount to be distributed shall be the entire Account balance including interest at the Plan Interest Rate through the date of withdrawal, the Participant shall cease to be a participant in the Plan, and neither the Participant, nor his spouse or Beneficiary shall be entitled to any further benefit hereunder.

               (b) If the hardship withdrawal is to be made after completion of his Total Deferral under his initial Benefit Agreement, the Participant may select the portion of his Account to be withdrawn. The Participant will remain eligible for retirement, death, termination and disability benefits hereunder (based upon his remaining Account balance where applicable).

     5.07. CHANGE IN CONTROL BENEFIT. In the event of a Change in Control, a Participant may elect to withdraw his entire Account balance (including interest accrued to the date of payment) by giving written notice to the Committee. Upon the delivery of such notice, the Participant's Account balance shall become due and payable as a lump-sum distribution as of the date of the Change in Control.

                    SECTION 6.  PRE-RETIREMENT DEATH BENEFITS


     6.01. PRE-RETIREMENT DEATH BENEFIT. If a Participant dies while employed by the Employer, or after termination of employment, but prior to the commencement of his Retirement Income Benefit, his Beneficiary shall be entitled to receive the balance in the Participant's Account. This amount will be paid to the Beneficiary in a lump-sum unless the Participant (with the consent of the Committee) elected a different payment period prior to his death. A Participant may change this election annually during the month of December. The benefit shall be paid or shall commence to be paid as soon as practicable after the Participant's death.

                   SECTION 7.  POST-RETIREMENT DEATH BENEFITS


     7.01. POST-RETIREMENT DEATH BENEFIT. The beneficiary of a Participant who dies after commencement of his Retirement Income Benefit shall be entitled to continue to receive the Retirement Income Benefit payments being made to the Participant under Section 5 for the remainder of the period specified in that section.

                         SECTION 8.  VESTING OF BENEFITS


     8.01. PARTICIPANT'S ACCOUNT. A Participant shall be 100% vested in his Account balance at all times and shall rank as an unsecured creditor of the Company for his entire Account balance.

                        SECTION 9.  ADDITIONAL PROVISIONS
                               AFFECTING BENEFITS


     9.01. BENEFIT AGREEMENT. The Committee shall provide to each Executive a form of Benefit Agreement with respect to each Deferral Period for which the Committee will permit the Executive to make Deferrals, which shall set forth the Executive's acceptance of the benefits provided hereunder, his agreement to be bound by the terms of the Plan and such other matters as are set forth in this Plan or deemed advisable by the Committee.

     9.02. LEAVE OF ABSENCE. An Executive who is on Leave, with or without salary, for a period of not more than six months, shall be deemed to be an Executive employed by the Employer during such Leave. An Executive who is on Leave without salary for a period in excess of six months shall be deemed to have voluntarily terminated his employment as of the end of such six-month period and therefore shall be subject to the conditions set forth in Section 5.04.

     9.03. ALTERNATIVE FORMS OF BENEFIT. The Committee in its sole discretion, but with the consent of the recipient, may elect to pay the Participant, spouse or Beneficiary an actuarially equivalent lump-sum or other form of benefit that it deems appropriate in lieu of the form of benefit otherwise provided.

     9.04. WITHHOLDING. Benefit payments hereunder shall be subject to applicable federal, state or local withholding laws.

                     SECTION 10.  ADMINISTRATION OF THE PLAN


     10.01. DUTIES AND POWERS. The Committee shall be responsible for the general administration of the Plan and the proper execution of its provisions. It shall also be responsible for the interpretation of the Plan and the determination of all questions arising thereunder. It shall maintain all necessary books of accounts and records. It shall have power to establish, interpret, enforce, amend, and revoke, from time to time, such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, including the right to remedy ambiguities, inconsistencies and omissions (provided such rules and regulations are uniformly applied to all persons similarly situated). Any action that the Committee is required or authorized to take shall be final and binding upon each and every person who is or may become a Plan Participant or Beneficiary.

     10.02. CONDUCT OF ITS AFFAIRS. The Committee may act by a majority of its members in office from time to time. It may elect, from time to time, one of its own members to act as Chairman and a different person, who may but need not be a member of the Committee, to act as Secretary. It may authorize any one or more of its members to execute and deliver any documents on behalf of the Committee. A Committee member must absent himself from any vote on any matter which directly affects him.

     10.03. ALLOCATION OF RESPONSIBILITIES. The Committee may, from time to time, allocate to one or more of its members and may delegate to any other person or organization any of its rights, powers, duties, and responsibilities with respect to the operation and administration of the Plan. Any such allocation and delegation shall be reviewed at least annually by the Committee and shall be terminable upon such notice as the Committee in its sole discretion deems reasonable and prudent under the circumstances.

     10.04. EXPENSES OF THE COMMITTEE. The expenses of the Committee properly and actually incurred in the performance of its duties under the Plan shall be paid by the Employer.

     10.05. BONDING AND COMPENSATION. The members of the Committee shall serve without bond, and without compensation for their services as Committee members except as the Employer may provide in its discretion.

     10.06. INFORMATION TO BE SUBMITTED TO THE COMMITTEE. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to Executives and Participants as the Committee may require, and shall maintain such other records as the Committee may determine are necessary in order to determine the benefits due or which may become due to Participants or their Beneficiaries under the Plan. The Committee may rely on such records as conclusive with respect to the matters set forth therein.

     10.07. NOTICES, STATEMENTS AND REPORTS. The Company shall be the "administrator" of the Plan as defined in Section 3(16)(A) of the Act for purposes of the reporting and disclosure requirements imposed by the Act and the Code. The Committee shall assist the Company, as requested, in complying with such reporting and disclosure requirements.

     10.08. SERVICE OF PROCESS. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.

     10.09. INSURANCE. The Company, in its discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the Board of Directors and other employees to whom any responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

     10.10. INDEMNITY. If the Company does not obtain, pay for and keep current the type of insurance policy or policies referred to in Section 10.09, or if such insurance is provided but any of the parties referred to in Section
10.09 incur any costs or expenses which are not covered under such policies, then the Company shall indemnify and hold such parties harmless in the same manner and to the same extent as directors and officers of the Company pursuant to its Bylaws, subject to any limitations imposed by the Act on such indemnification.

               SECTION 11.  AMENDMENT, SUSPENSION, AND TERMINATION


     11.01. RIGHT TO AMEND OR TERMINATE. The Plan may be amended or terminated by the Board of Directors at any time. Such amendment or termination may modify or eliminate any benefit hereunder other than a benefit that is in pay status, or the vested portion of a benefit that is not in pay status.

     11.02. RIGHT TO SUSPEND. If the Board of Directors determines that payments under the Plan would have a material adverse effect on the Employer's ability to carry on its business, the Board of Directors may suspend such payments temporarily for such time as in its sole discretion it deems advisable, but in no event for a period in excess of one year. The Employer shall pay such suspended payments immediately upon the expiration of the period of suspension.

     11.03. NON-ERISA PLAN. The Plan is intended to provide benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from Sections 2, 3 and 4 of Title 1 of ERISA. Accordingly, the Plan shall terminate and, except for existing Account balances and other benefits in pay status (which, at the option of the Board of Directors, may be accelerated and the balance paid in a single, actuarially equivalent lump-sum), no further benefits, vested or non-vested, shall be paid hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA which is not so exempt.

     11.04. RIGHT TO ACCELERATE. The Board of Directors in its sole discretion may accelerate all vested benefits upon termination of the Plan, and pay such benefits in a single, actuarially equivalent lump-sum.

                           SECTION 12.  MISCELLANEOUS


     12.01 RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan shall be construed as giving any person employed by the Employer the right to be retained in the Employer's employ. The Employer expressly reserves the right to dismiss any person at any time, with or without cause, without liability for the effect that such dismissal might have upon him as a Participant in the Plan.

     12.02. PROHIBITION AGAINST ALIENATION. Except as otherwise provided in the Plan, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such right or benefit.

     12.03. SAVINGS CLAUSE. If any provision of this instrument shall be finally held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

     12.04. PAYMENT OF BENEFIT OF INCOMPETENT. In the event the Committee finds that a Participant, former Participant, or Beneficiary is unable to care for his affairs because of his minority, illness, accident, or other reason, any benefits payable hereunder may, unless other claim has been made therefor by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent, or other blood relative or dependent or to any person found by the Committee to have incurred expenses for the support and maintenance of such Participant, former Participant, or Beneficiary; and any such payments so made shall be a complete discharge of all liability therefor.

     12.05. SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner including but not limited to such spouse's will, nor shall such interest pass under the laws of interstate succession.

     12.06. SUCCESSORS. In the event of any consolidation, merger, acquisition or reorganization of the Employer, the obligations of the Employer under this Plan shall continue and be binding upon the Employer and its successors.

     12.07. IMPACT ON OTHER PLANS. Amounts of Covered Salary and Covered Bonus which are deferred pursuant to Section 2 of the Plan will not be considered covered compensation for the year of the deferral for purposes of the Broad Inc./SunAmerica Profit Sharing and Retirement Plan [401(k) Plan] and the Broad Inc./SunAmerica Supplemental Deferral Plan [Excess Plan].

     12.08. GENDER, TENSE AND HEADINGS. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

               Headings of Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

                            SECTION 13.  CONSTRUCTION


     13.01 CHOICE OF LAW. This Plan shall be governed by and construed in accordance with the laws of the State of California to the extent not superseded by applicable federal statutes or regulations.


          IN WITNESS WHEREOF, BROAD INC. has caused this Plan to be executed this 29th day of September, 1989.

                                             BROAD INC.


                                             By /s/ Darlene Chandler
                                               --------------------------------
                                               Its  Vice President
                                                  -----------------------------


                                             By /s/ Scott L. Robinson
                                               --------------------------------
                                               Its  Vice President
                                                  -----------------------------